FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2014 Financial Results

Achieves 12% year-over-year revenue growth and 10% adjusted operating margin

Delivers continued earnings growth with adjusted EPS of $0.32

HANOVER, Md. - September 4, 2014 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal third quarter ended July 31, 2014.

For the fiscal third quarter 2014, Ciena reported revenue of $603.6 million as compared to $538.4 million for the fiscal third quarter 2013.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal third quarter 2014 was $16.2 million, or $0.15 per diluted common share, which compares to a GAAP net loss of $(1.2) million, or $(0.01) per diluted common share, for the fiscal third quarter 2013.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2014 was $40.9 million, or $0.32 per diluted common share, which compares to an adjusted (non-GAAP) net income of $26.2 million, or $0.23 per diluted common share, for the fiscal third quarter 2013.

“Our outstanding third quarter performance demonstrates our ability to grow profitability and outperform the market,” said Gary B. Smith, president and CEO, Ciena. “As we expand our addressable market by targeting high-growth, high-value segments, we are confident in our opportunity to grow the business and drive additional operating leverage in 2015.”

Fiscal Third Quarter 2014 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2014	FY 2014	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$603.6	$560.1	$538.4	7.8%	12.1%
Gross margin	43.7%	42.4%	42.4%	1.3%	1.3%
Operating expense	$227.0	$230.5	$213.4	(1.5)%	6.4%
Operating margin	6.1%	1.3%	2.8%	4.8%	3.3%

	Non-GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2014	FY 2014	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$603.6	$560.1	$538.4	7.8%	12.1%
Adj. gross margin	44.3%	43.1%	43.6%	1.2%	0.7%
Adj. operating expense	$206.3	$206.3	$190.4	—%	8.4%
Adj. operating margin	10.1%	6.2%	8.2%	3.9%	1.9%

	Revenue by Segment
	Q3 FY 2014		Q2 FY 2014		Q3 FY 2013
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$382.0	63.3	$356.8	63.7	$302.0	56.1
Packet Networking	69.5	11.5	66.6	11.9	61.6	11.4
Optical Transport	31.0	5.1	29.6	5.3	66.2	12.3
Software and Services	121.1	20.1	107.1	19.1	108.6	20.2
Total	$603.6	100.0	$560.1	100.0	$538.4	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Third Quarter 2014

•	Non-U.S. customers contributed 39% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 21.6% of total revenue

•	Cash and investments totaled $718.2 million

•	Cash flow from operations totaled $51.1 million

•	Average days' sales outstanding (DSOs) were 81

•	Accounts receivable balance was $541.6 million

•	Inventories totaled $293.1 million, including:

◦	Raw materials: $61.4 million

◦	Work in process: $8.3 million

◦	Finished goods: $172.3 million

◦	Deferred cost of sales: $103.7 million

◦	Reserve for excess and obsolescence: $(52.6) million

•	Product inventory turns were 3.8

•	Headcount totaled 5,136

Business Outlook for Fiscal Fourth Quarter 2014
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal fourth quarter 2014 to be impacted by several significant variables that contribute to a broader range of potential outcomes for both revenue and gross margin than typically expected. Accordingly, Ciena expects fiscal fourth quarter 2014 financial performance to include:

•	Revenue in the range of $570 to $610 million

•	Adjusted (non-GAAP) gross margin in the high 30s to low 40s percent range

•	Adjusted (non-GAAP) operating expense to be approximately $210 million

Live Web Broadcast of Unaudited Fiscal Third Quarter 2014 Results
Ciena will host a discussion of its unaudited fiscal third quarter 2014 results with investors and financial analysts today, Thursday, September 4, 2014 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived transcript of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors.

To accompany its live broadcast, Ciena has posted to the Investor Relations page of its website at www.ciena.com/investors a presentation that includes certain highlighted information to be discussed on the call and certain historical results of operations.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “Our outstanding third quarter performance demonstrates our ability to grow profitability and outperform the market"; "As we expand our addressable market by targeting high-growth, high-value segments, we are confident in our opportunity to grow the business and drive additional operating leverage in 2015”; "Ciena expects fiscal fourth quarter 2014 to be impacted by several significant variables that contribute to a broader range of potential outcomes for both revenue and gross margin than typically expected"; "Accordingly, Ciena expects fiscal fourth quarter 2014 financial performance to include: Revenue in the range of $570 to $610 million, Adjusted (non-GAAP) gross margin in the high 30s to low 40s percent range, adjusted (non-GAAP) operating expense to be approximately $210 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 11, 2014. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2013	2014	2013	2014
Revenue:
Products	$437,442	$495,889	$1,203,716	$1,389,651
Services	100,914	107,673	295,445	307,675
Total revenue	538,356	603,562	1,499,161	1,697,326
Cost of goods sold:
Products	247,768	275,003	683,730	777,851
Services	62,367	64,586	181,902	191,960
Total cost of goods sold	310,135	339,589	865,632	969,811
Gross profit	228,221	263,973	633,529	727,515
Operating expenses:
Research and development	93,069	97,685	282,981	302,674
Selling and marketing	75,613	81,919	216,676	243,929
General and administrative	32,066	36,285	91,157	98,264
Amortization of intangible assets	12,440	11,019	37,332	34,951
Restructuring costs	202	63	6,741	178
Total operating expenses	213,390	226,971	634,887	679,996
Income (loss) from operations	14,831	37,002	(1,358)	47,519
Interest and other income (loss), net	(3,167)	(6,328)	(6,020)	(14,231)
Interest expense	(10,972)	(11,508)	(33,096)	(33,556)
Loss on extinguishment of debt	—	—	(28,630)	—
Income (loss) before income taxes	692	19,166	(69,104)	(268)
Provision for income taxes	1,923	3,006	6,530	9,666
Net income (loss)	$(1,231)	$16,160	$(75,634)	$(9,934)

Net Income (Loss) per Common Share
Basic net income (loss) per common share	$(0.01)	$0.15	$(0.74)	$(0.09)
Diluted net income (loss) per potential common share [1]	$(0.01)	$0.15	$(0.74)	$(0.09)

Weighted average basic common shares outstanding	102,713	106,236	101,951	105,404
Weighted average dilutive potential common shares outstanding [2]	102,713	120,809	101,951	105,404

1.
The calculation of GAAP diluted net income per common share for the fiscal third quarter of 2014 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

2.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2014 includes 1.5 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31, 2013	July 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$346,487	$532,884
Short-term investments	124,979	120,250
Accounts receivable, net	488,578	541,573
Inventories	249,103	293,092
Prepaid expenses and other	186,655	210,632
Total current assets	1,395,802	1,698,431
Long-term investments	15,031	65,019
Equipment, furniture and fixtures, net	119,729	116,949
Other intangible assets, net	185,828	141,897
Other long-term assets	86,380	78,121
Total assets	$1,802,770	$2,100,417
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$254,849	$236,630
Accrued liabilities	271,656	267,846
Deferred revenue	88,550	114,590
Term loan payable	—	2,500
Convertible notes payable	—	187,605
Total current liabilities	615,055	809,171
Long-term deferred revenue	23,620	25,078
Other long-term obligations	34,753	37,206
Long-term term loan payable	—	246,263
Long-term convertible notes payable	1,212,019	1,027,853
Total liabilities	$1,885,447	$2,145,571
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 103,705,709 and 106,562,629 shares issued and outstanding	1,037	1,066
Additional paid-in capital	5,893,880	5,945,573
Accumulated other comprehensive loss	(7,774)	(12,039)
Accumulated deficit	(5,969,820)	(5,979,754)
Total stockholders’ equity (deficit)	(82,677)	(45,154)
Total liabilities and stockholders’ equity (deficit)	$1,802,770	$2,100,417

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2013	2014
Cash flows used in operating activities:
Net loss	$(75,634)	$(9,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on extinguishment of debt	28,630	—
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	42,613	41,463
Share-based compensation costs	28,032	34,204
Amortization of intangible assets	53,485	43,931
Provision for inventory excess and obsolescence	15,301	22,026
Provision for warranty	15,148	18,720
Other	8,384	21,254
Changes in assets and liabilities:
Accounts receivable	(86,808)	(55,688)
Inventories	9,267	(66,015)
Prepaid expenses and other	(56,958)	(26,698)
Accounts payable, accruals and other obligations	49,253	(34,794)
Deferred revenue	10,414	27,498
Net cash provided by operating activities	41,127	15,967
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(31,884)	(35,974)
Restricted cash	1,921	2,059
Purchase of available for sale securities	(144,893)	(195,259)
Proceeds from maturities of available for sale securities	80,000	150,000
Settlement of foreign currency forward contracts, net	62	(10,796)
Net cash used in investing activities	(94,794)	(89,970)
Cash flows from financing activities:
Proceeds from issuance of term loan	—	248,750
Payment of long term debt	(216,210)	—
Payment for debt and equity issuance costs	(3,670)	(3,263)
Payment of capital lease obligations	(2,370)	(2,275)
Proceeds from issuance of common stock	14,060	17,518
Net cash provided by (used in) financing activities	(208,190)	260,730
Effect of exchange rate changes on cash and cash equivalents	(2,408)	(330)
Net increase (decrease) in cash and cash equivalents	(261,857)	186,727
Cash and cash equivalents at beginning of period	642,444	346,487
Cash and cash equivalents at end of period	$378,179	$532,884
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$21,674	$23,425
Cash paid during the period for income taxes, net	$7,117	$9,051
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$1,222	$4,334
Debt issuance costs in accrued liabilities	$22	$655
Fixed assets acquired under capital leases	$2,538	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	July 31,
	2013	2014
Gross Profit Reconciliation
GAAP gross profit	$228,221	$263,973
Share-based compensation-products	658	737
Share-based compensation-services	461	572
Amortization of intangible assets	5,384	2,201
Total adjustments related to gross profit	6,503	3,510
Adjusted (non-GAAP) gross profit	$234,724	$267,483
Adjusted (non-GAAP) gross profit percentage	43.6%	44.3%

Operating Expense Reconciliation
GAAP operating expense	$213,390	$226,971
Share-based compensation-research and development	2,054	2,368
Share-based compensation-sales and marketing	3,562	3,890
Share-based compensation-general and administrative	3,198	3,376
Amortization of intangible assets	12,440	11,019
Restructuring costs	202	63
Settlement of patent litigation	1,500	—
Total adjustments related to operating expense	22,956	20,716
Adjusted (non-GAAP) operating expense	$190,434	$206,255

Income from Operations Reconciliation
GAAP income from operations	$14,831	$37,002
Total adjustments related to gross profit	6,503	3,510
Total adjustments related to operating expense	22,956	20,716
Adjusted (non-GAAP) income from operations	$44,290	61,228
Adjusted (non-GAAP) operating margin percentage	8.2%	10.1%

Net Income (Loss) Reconciliation
GAAP net income (loss)	$(1,231)	$16,160
Total adjustments related to gross profit	6,503	3,510
Total adjustments related to operating expense	22,956	20,716
Non-cash interest expense	267	327
Change in fair value of embedded redemption feature	(2,290)	190
Adjusted (non-GAAP) net income	$26,205	$40,903

Weighted average basic common shares outstanding	102,713	106,236
Weighted average dilutive potential common shares outstanding [1]	144,277	156,561

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$(0.01)	$0.15
Adjusted (non-GAAP) diluted net income per common share [2]	$0.23	$0.32

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2013 includes 1.9 million shares underlying certain stock options and restricted stock units, 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due March 15, 2015, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2014 includes 1.5 million shares underlying certain stock options and restricted stock units, 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due March 15, 2015, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the fiscal third quarter of 2013 requires adding back interest expense of approximately $2.1 million associated with Ciena's 4.0% convertible senior notes, due March 15, 2015, approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2014 requires adding back interest expense of approximately $2.1 million associated with Ciena's 4.0% convertible senior notes, due March 15, 2015, $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense during the third quarter of fiscal 2013 is a $1.5 million patent litigation settlement.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.